Exhibit 99.1

Regency Centers Stockholders Approve Proposed Merger With Equity One

JACKSONVILLE, FL. (February 24, 2017) – Regency Centers Corporation (NYSE: REG) (“Regency”) today announced that its stockholders approved its merger with Equity One, Inc. (“Equity One”) (NYSE: EQY) at a special meeting of stockholders held earlier today. Stockholders approved all proposals put forward at the special meeting.

As previously announced, on November 14, 2016, Regency and Equity One entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which Equity One would merge with and into Regency, with Regency continuing as the surviving public company of the merger. Under the terms of the Merger Agreement, each share of Equity One common stock will be converted into 0.45 of a newly issued share of Regency common stock. On a pro forma basis, following the closing of the transaction, Regency stockholders are expected to own approximately 62 percent of the combined company’s common stock, and former Equity One stockholders are expected to own approximately 38 percent. Subject to the satisfaction or waiver of certain other customary closing conditions, Regency expects the merger to close on March 1, 2017.

J.P. Morgan Securities LLC is acting as financial advisor, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor, to Regency in connection with the merger.

About Regency Centers Corporation

Regency is the preeminent national owner, operator and developer of neighborhood and community shopping centers. The Company’s portfolio of 307 retail properties encompasses over 42.1 million square feet, is primarily anchored by productive grocers and is located in affluent and infill trade areas in the country’s most attractive metro areas. Regency has developed 223 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

Cautionary Statement Regarding Forward-Looking Information

The information presented herein may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Regency’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

In addition to factors previously disclosed in Regency’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between Regency and Equity One; the outcome of any legal proceedings that may be instituted against Regency or Equity One; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in the economy and competitive factors in the areas where Regency and Equity One do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Regency’s ability to complete the acquisition and integration of Equity One successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; changes in asset quality and credit risk; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Regency or Equity One; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; and changes in local, national and international financial market, insurance rates and interest rates. Regency does not intend, and undertakes no obligation, to update any forward-looking statement.

Contact Information

Regency Investor Contacts

Michael Mas and Patrick Johnson

MichaelMas@regencycenters.com, 904-598-7470

PatrickJohnson@regencycenters.com, 904-598-7422